EXHIBIT 4.5

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS.

THIS PLACEMENT AGENT WARRANT IS ISSUED PURSUANT TO THE TERMS AND CONDITIONS OF THAT CERTAIN CONFIDENTIAL PRIVATE OFFERING MEMORANDUM DATED JUNE 29, 2010, AS SUPPLEMENTED (THE “MEMORANDUM”), AND THE LETTER AGREEMENT DATED MAY 11, 2010 BY AND BETWEEN THE HOLDER AND THE COMPANY.

ANYTHINGIT, INC.

PLACEMENT AGENT WARRANT

Date of Issuance: October 21, 2010	Warrant No.: PAW____________________

THIS CERTIFIES that _________ (the "Holder"), its designees or permitted assigns, at any time and from time to time up to an including 5:00 p.m., Eastern Time, on October 21, 2015 (the “Expiration Date”) is entitled to purchase from AnythingIT Inc., a Delaware corporation (the “Company”) an aggregate of (i) ______ shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), (ii) Series A Common Stock Purchase Warrants to purchase an aggregate of _______ shares of the Company’s Common Stock at an exercise price of Fifteen Cents ($0.15) per share (the “Placement Agent Series A Warrants”) and (iii) Series B Common Stock Purchase Warrants to purchase an aggregate _______ shares of the Company’s Common Stock at an exercise price of Twenty-five Cents ($0.25) per share (the “Placement Agent Series B Warrants”), upon payment by the Holder of Ten Cents ($0.10) per Placement Agent Warrant (the “Exercise Price”), with the Exercise Price being subject to adjustment in the circumstances set forth below.  The form of Placement Agent Series A Warrants and Placement Agent Series B Warrants is attached hereto as Exhibit A and incorporated herein by such reference.

1.	Exercise of Placement Agent Warrant

(A)           Exercise Procedure.

(i)           This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

(a)           a completed Exercise Agreement, in the form attached hereto as Exhibit 1, executed by the Holder (the “Purchaser”); and

(b)           a certified check or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Cash Exercise”) or the Holder may satisfy its obligation to pay the Exercise Price through a cashless exercise (the “Cashless Exercise”) in which the Company shall issue to the Holder that number of shares of Common Stock, together with a like number of Placement Agent Series A Warrants and Placement Agent Series B Warrants determined as follows:

X = Y [A-B/A].

X = the number of shares of Common Stock, Placement Agent Series A Warrants and Placement Agent Series B Warrants to be issued to the Holder.

Y = the number of Placement Agent Warrants being exercised (prior to the Cashless Exercise).

A = the average of the closing bid and asked prices on the primary trading market on which the Company’s Common Stock is then listed or quoted for the five (5) trading days immediately prior to but not including the Exercise Date. If the Common Stock is not so listed or quoted and bid and ask prices are not reported, the fair market value shall be the price per share as determined in good faith by the Company’s Board of Directors.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the shares of Common Stock issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the shares of Common Stock shall be deemed to have commenced, on the date this Placement Agent Warrant was originally issued to the Holder (provided the Securities and Exchange Commission continues to take the position that such treatment is proper at the time of such exercise).

(ii)           Certificates for the shares of Common Stock, Placement Agent Series A Warrants and Placement Agent Series B Warrants purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten (10) business days after the Exercise Date.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised.  The Company will, within such ten (10) day period, deliver such new Warrant to the Holder at the address set forth in this Warrant.

(iii)           The shares of Common Stock issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

(iv)           The issuance of certificates for shares of Common Stock upon the exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

(v)           The registration rights for the shares of Common Stock underlying the Warrant are as set forth in the Memorandum.  Unless the Company shall have registered the shares of Common Stock underlying this Warrant, the shares of Common Stock, Placement Agent Series A Warrants and Placement Agent Series B Warrants issuable upon the exercise of this Warrant will be “restricted securities” as that term is defined in the 1933 Act. The Company may insert the following or similar legend on the face of the certificates evidencing such securities if required in compliance with state securities laws:

"These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to AnythingIT Inc. that an exemption from registration under any applicable state securities laws is available."

(C)           Fractional Shares.  The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant.  The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of this Warrant, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the Company shall at its option (i) eliminate the fractional interests by rounding any fraction up to the nearest whole number of shares or (ii) within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing price of the Company’s Common Stock as reported on the principal trading market on which the Company’s Common Stock is then listed or quoted, as of the close of business on the Exercise Date.

2.	Effect of Reorganization, Reclassification, Consolidation, Merger or Sale

(A)           Recapitalization or Reclassification of Common Stock.  In case the Company shall at any time prior to exercise of this Warrant or the expiration of the Exercise Period, whichever first occurs, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof, together with the number of Placement Agent Series A Warrants and Placement Agent Series B Warrants which shall be issued upon such exercise, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

(B)           Consolidation, Merger or Sale. .  In case the Company shall at any time prior to the exercise of this Warrant or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution (collectively, the "Fundamental Transaction"), then the Company shall, as a condition precedent to such transaction, provide notice to the Holder of not less than ten (10) days prior to the closing and/or effective date of such Fundamental Transaction during which time the Holder shall have the right to exercise this Warrant pursuant to its terms.  To the extent not exercised, this Warrant and any right to acquire shares of the underlying securities will automatically expire on the closing date and/or effective date of such Fundamental Transaction.

(C)           Notice of Adjustment.  Whenever the number of shares of securities purchasable and issuable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of securities purchasable and issuable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder.  Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the Holder on any day during normal business hours.

3.           Reservation of Common Stock.  The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.  Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances except as otherwise provided herein.

4.           No Stockholder Rights or Obligations.  This Warrant will not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.  Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Company’s transfer agent, the Holder shall not be entitled to any voting rights or other rights as a stockholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock is accomplished as expeditiously as possible.  No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a stockholder of the Company.

5.           Transferability.  Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Company.  This Warrant and the underlying securities may not be offered, sold or transferred except in compliance with the 1933 Act, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided, however, that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the 1933 Act.  The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement then effective under the 1933 Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition.  Upon receiving such notice, the Company shall present a copy thereof to its securities counsel.  If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the 1933 Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company. Notwithstanding anything contained herein, the Company shall, upon written instructions to be delivered to the Company within thirty (30) business days following the date hereof, transfer all or a portion of this Warrant to officers, directors, employees and other registered agents or associated persons of the Holder.

6.           Miscellaneous

(A)           Notices.  Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to the Company:                               Anything IT Inc.
17-09 Zink Place, Unit 1
Fair Lawn, NJ  07410
Attention:  President

If to the Holder:                                    _________________________
c/o Forge Financial Group, Inc.
7682 North Federal Highway,
Suite #1
Boca Raton, Florida  33487

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

(B)           Entire Agreement.  This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns.  Any paragraph headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

(C)           Governing Law. This Warrants shall be construed in accordance with the laws of the State of Delaware, without and application of the principles of conflicts of laws.  If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.  Any suit, action or proceeding with respect to this Warrant shall be brought in the state or federal courts located in Bergen County, New Jersey.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Bergen County, New Jersey, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Bergen County, New Jersey, has been brought in an inconvenient forum.

IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

ANYTHING IT INC.

By:
David Bernstein,
Chief Executive Officer

Exhibit 1

(To be signed only upon exercise of Warrant)

To: AnythingIT Inc.

The undersigned is the Holder of Placement Agent Warrant No. _______ (the “Warrant”) issued by AnythingIT Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(a)           The Warrant is currently exercisable to purchase a total of ______________ shares of the Company’s Common Stock, and upon such exercise the Company will issue a like number of Placement Agent Series A Warrants and Placement Agent Series B Warrants.

(b)           The undersigned Holder hereby exercises its right to purchase _________________ shares of Common Stock pursuant to the Warrant and to receive a like number of Placement Agent Series A Warrants and Placement Agent Series B Warrants.

(c)           The Holder shall make payment of the Exercise Price as follows (check one):

☐_______________“Cash Exercise” under Section 1
☐_______________“Cashless Exercise” under Section 1

(d)           If the Holder is making a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(e)           Pursuant to this exercise, the Company shall deliver to the Holder __ shares of the Company’s Common Stock and a like number of Placement Agent Series A Warrants and Placement Agent Series B Warrants Warrant Shares in accordance with the terms of the Warrant.

(f)           Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ shares of the Company’s Common Stock, and to receive a like number of Placement Agent Series A Warrants and Placement Agent Series B Warrants.

The undersigned requests that certificates for such shares be issued in the name of, and delivered to _________________________________ whose address is ____________________________.

DATED: _______________________________________________________________________

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

Exhibit 2

Assignment

FOR VALUE RECEIVED,  , the undersigned Holder hereby sells, assigns, and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of securities issuable upon the exercise of such Warrant set forth below, unto the Assignee identified below, and does hereby irrevocable constitute and appoint  to effect such transfer of rights on the books of the Company, with full power of substitution:

Name of Assignee                                           Address of Assignee                                                                No. of Securities

Dated:	____________________________
(Signature of Holder)

_____________________________
(Print or type name)

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

CONSENT OF ASSIGNEE

I HEREBY CONSENT to abide by the terms and conditions of the within Warrant.

___________________________________
Dated:	(Signature of Assignee)

___________________________________
(Print or type name)

EXHIBIT A

FORM OF PLACEMENT AGENT SERIES A WARRANT
AND PLACEMENT AGENT SERIES B WARRANT

NEITHER THE SECURITIES REPRESENTED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT OR APPLICABLE STATE SECURITIES LAWS.

THIS PLACEMENT AGENT SERIES [A/B] WARRANT IS ISSUED UPON THE EXERCISE OF THE PLACEMENT AGENT WARRANTS PURSUANT TO THE TERMS AND CONDITIONS OF THAT CERTAIN CONFIDENTIAL PRIVATE OFFERING MEMORANDUM DATED JUNE 29, 2010, AS SUPPLEMENTED (THE “MEMORANDUM”), AND THE LETTER AGREEMENT DATED MAY 11, 2010 BY AND BETWEEN THE HOLDER AND THE COMPANY.

Placement Agent Series ____________ Warrant to Purchase Common Stock

Date of Issuance: __________, 20______________	PAW Series [A/B] No. ________________

FOR VALUE RECEIVED, AnythingIT Inc., a Delaware corporation (the “Company”), promises to issue in the name of, and sell and deliver to ____________________ (the "Holder") a certificate or certificates for an aggregate of __________ shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), upon payment by the Holder of ________ ($_____) per share (the “Exercise Price”), with the Exercise Price being subject to adjustment in the circumstances set forth below.

1.	Exercise of Warrant

(A)           Exercise Period.  The Holder may exercise this Warrant, in whole or in part (but not as to fractional shares), at any time and time to time commencing on the date hereof and ending at 5:00 p.m., Eastern Time, on October 21, 2013 (the “Exercise Period”).

(B)           Exercise Procedure.

(i)           This Warrant will be deemed to have been exercised at such time as the Company has received all of the following items (the “Exercise Date”):

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(a)           a completed Exercise Agreement, in the form attached hereto as Exhibit 1, executed by the Holder (the “Purchaser”); and

(b)           a certified check or other immediately available funds payable to the Company in an amount equal to the sum of the product of the Exercise Price multiplied by the number of shares of Common Stock being purchased upon such exercise (the “Cash Exercise”) or the Holder may satisfy its obligation to pay the Exercise Price through a cashless exercise (the “Cashless Exercise”) in which the Company shall issue to the Holder that number of shares of Common Stock determined as follows:

X = Y [A-B/A].

X = the number of shares of Common Stock to be issued to the Holder.

Y = the number of Placement Agent Warrants being exercised (prior to the Cashless Exercise).

A = the average of the closing bid and asked prices on the primary trading market on which the Company’s Common Stock is then listed or quoted for the five (5) trading days immediately prior to but not including the Exercise Date. If the Common Stock is not so listed or quoted and bid and ask prices are not reported, the fair market value shall be the price per share as determined in good faith by the Company’s Board of Directors.

B = the Exercise Price.

For purposes of Rule 144 promulgated under the 1933 Act, it is intended, understood and acknowledged that the shares of Common Stock issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the shares of Common Stock shall be deemed to have commenced, on the date this Placement Agent Warrant was originally issued to the Holder (provided the Securities and Exchange Commission continues to take the position that such treatment is proper at the time of such exercise).

(ii)           Certificates for the shares of Common Stock purchased upon exercise of this Warrant will be delivered by the Company to the Purchaser within ten (10) business days after the Exercise Date.  Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company will prepare a new Warrant representing the rights formerly represented by this Warrant that have not expired or been exercised.  The Company will, within such ten (10) day period, deliver such new Warrant to the Holder at the address set forth in this Warrant.

(iii)           The shares of Common Stock issuable upon the exercise of this Warrant will be deemed to have been transferred to the Purchaser on the Exercise Date, and the Purchaser will be deemed for all purposes to have become the record holder of such Common Stock on the Exercise Date.

(iv)           The issuance of certificates for shares of Common Stock upon the exercise of this Warrant will be made without charge to the Purchaser for any issuance tax in respect thereof or any other cost incurred by the Company in connection with such exercise and related transfer of the shares; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate or instrument in a name other than that of the Holder of this Warrant, and that the Company shall not be required to issue or deliver any such certificate or instrument unless and until the person or persons requiring the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

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(v)           The registration rights for the shares of Common Stock underlying the Warrant are as set forth in the Memorandum.  Unless the Company shall have registered the shares of Common Stock underlying this Warrant, the shares of Common Stock issuable upon the exercise of this Warrant will be “restricted securities” as that term is defined in the 1933 Act. The Company may insert the following or similar legend on the face of the certificates evidencing shares of Common Stock if required in compliance with state securities laws:

"These securities have not been registered under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under any applicable state securities laws, or an opinion of counsel satisfactory to counsel to AnythingIT Inc. that an exemption from registration under any applicable state securities laws is available."

(C)           Fractional Shares.  The Company shall not be required to issue fractions of shares of Common Stock on the exercise of this Warrant.  The Company shall not be obligated to issue any fractional share interests or fractional warrant interests upon the exercise of this Warrant, nor shall it be obligated to issue scrip or pay cash in lieu of fractional interests, provided, however, that if a holder exercises all the Warrants held of record by such holder, the Company shall at its option (i) eliminate the fractional interests by rounding any fraction up to the nearest whole number of shares or (ii) within 30 days after the Exercise Date, deliver to the Purchaser a check payable to the Purchaser, in lieu of such fractional share, in an amount equal to the value of such fractional share as determined by the closing price of the Company’s Common Stock as reported on the principal trading market on which the Company’s Common Stock is then listed or quoted, as of the close of business on the Exercise Date.

2.	Effect of Reorganization, Reclassification, Consolidation, Merger or Sale

(A)           Recapitalization or Reclassification of Common Stock.  In case the Company shall at any time prior to exercise of this Warrant or the expiration of the Exercise Period, whichever first occurs, effect a recapitalization or reclassification of such character that its Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then, upon the effective date thereof, the number of shares of Common Stock that the Holder of this Warrant shall be entitled to purchase upon exercise hereof shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in such number of shares of Common Stock by reason of such recapitalization or reclassification, and the Exercise Price of such recapitalized or reclassified Common Stock shall, in the case of an increase in the number of shares, be proportionately decreased and, in the case of a decrease in the number of shares, be proportionately increased.

(B)           Consolidation, Merger or Sale. .  In case the Company shall at any time prior to the exercise of this Warrant or the expiration of the Exercise Period, whichever first occurs, consolidate or merge with any other corporation (unless the Company shall be the surviving entity) or transfer all or substantially all of its assets to any other corporation preparatory to a dissolution (collectively, the "Fundamental Transaction"), then the Company shall, as a condition precedent to such transaction, provide notice to the Holder of not less than ten (10) days prior to the closing and/or effective date of such Fundamental Transaction during which time the Holder shall have the right to exercise this Warrant pursuant to its terms.  To the extent not exercised, this Warrant and any right to acquire shares of the Company's Common Stock will automatically expire on the closing date and/or effective date of such Fundamental Transaction.

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(C)           Notice of Adjustment.  Whenever the number of shares of Common Stock purchasable upon exercise of this Warrant shall be adjusted as provided herein, the Company shall file with its corporate records a certificate of its Chief Financial Officer setting forth the computation and the adjusted number of shares of Common Stock purchasable hereunder resulting from such adjustments, and a copy of such certificate shall be mailed to the Holder.  Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available for inspection by the holders of the Warrants on any day during normal business hours.

3.           Company’s Right to Call this Warrant.  Subject to the terms and conditions set forth herein, during the Exercise Period, upon thirty (30) days prior written notice to the Holder (each, a “Call Notice”) following the period in which the last sale price of the Company’s Common Stock equals or exceeds $____ per share for 20 consecutive trading days, the Company shall have the right to call any or all of the Warrant at a call price of $0.01 per underlying share (the "Call Price").  Warrant holders shall have the period from the date of the Call Notice, which shall be delivered to the Holder pursuant to Section 8 hereof, until 5 p.m., Eastern time, on the thirtieth (30) day following the Call Notice (the "Call Date") to exercise the Warrant pursuant to the terms hereof.  Any Warrants which have been called but remain unexercised by the Call Date shall automatically terminate and no longer entitle the Holder to exercise such Warrant or to receive any consideration therefor, other than the Call Price.  For any Warrants which are not exercised by the Call Date, the Company shall promptly as possible following the Call Date pay the Call Price to the Holder of any Warrants which have been called and not exercised.

4.           Reservation of Common Stock.  The Company will at all time reserve and keep available such number of shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.  Upon exercise of this Warrant pursuant to its terms, the Holder will acquire fully paid and non-assessable ownership rights of the Common Stock, free and clear of any liens, claims or encumbrances except as otherwise provided herein.

5.           No Stockholder Rights or Obligations.  This Warrant will not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.  Until the shares of Common Stock issuable upon the exercise of this Warrant are recorded as issued on the books and records of the Company’s transfer agent, the Holder shall not be entitled to any voting rights or other rights as a stockholder; provided, however, the Company uses its best efforts to ensure that, upon receipt of the Exercise Agreement and payment of the Exercise Price, the appropriate documentation necessary to effectuate the exercise of the Warrant and the issuance of the Common Stock is accomplished as expeditiously as possible.  No provision of this Warrant, in the absence of affirmative action by the Holder to purchase Common Stock, and no enumeration in this Warrant of the rights or privileges of the Holder, will give rise to any obligation of such Holder for the Exercise Price or as a stockholder of the Company.

6.           Transferability.  Subject to the terms hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant with a properly executed Assignment in the form of Exhibit 2 hereto at the principal offices of the Company.  This Warrant and the underlying shares of Common Stock may not be offered, sold or transferred except in compliance with the 1933 Act, and any applicable state securities laws, and then only against receipt of an agreement of the person to whom such offer or sale or transfer is made to comply with the provisions of this Warrant with respect to any resale or other disposition of such securities; provided, however, that no such agreement shall be required from any person purchasing this Warrant or the underlying shares of Common Stock pursuant to a registration statement effective under the 1933 Act.  The Holder of this Warrant agrees that, prior to the disposition of any security purchased on the exercise hereof other than pursuant to a registration statement then effective under the 1933 Act, or any similar statute then in effect, the Holder shall give written notice to the Company, expressing his intention as to such disposition.  Upon receiving such notice, the Company shall present a copy thereof to its securities counsel.  If, in the sole opinion of such counsel, which such opinion shall not be unreasonably withheld, the proposed disposition does not require registration of such security under the 1933 Act, or any similar statute then in effect, the Company shall, as promptly as practicable, notify the Holder of such opinion, whereupon the Holder shall be entitled to dispose of such security in accordance with the terms of the notice delivered by the Holder to the Company. Notwithstanding anything contained herein, the Company shall, upon written instructions to be delivered to the Company within thirty (30) business days following the date hereof, transfer all or a portion of this Warrant to officers, directors, employees and other registered agents or associated persons of the Holder.

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7.           Miscellaneous

(A)           Notices.  Any notices, requests or consents hereunder shall be deemed given, and any instruments delivered, two days after they have been mailed by first class mail, postage prepaid, or upon receipt if delivered personally or by facsimile transmission, as follows:

If to the Company:                               Anything IT Inc.
17-09 Zink Place, Unit 1
Fair Lawn, NJ  07410
Attention:  President

If to the Holder:                                    __________________________
__________________________
__________________________

except that any of the foregoing may from time to time by written notice to the other designate another address which shall thereupon become its effective address for the purposes of this paragraph.

(B)           Entire Agreement.  This Warrant, including the exhibits and documents referred to herein which are a part hereof, contain the entire understanding of the parties hereto with respect to the subject matter and may be amended only by a written instrument executed by the parties hereto or their successors or assigns.  Any paragraph headings contained in this Warrant are for reference purposes only and shall not affect in any way the meaning or interpretation of this Warrant.

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(C)           Governing Law. This Warrants shall be construed in accordance with the laws of the State of Delaware, without and application of the principles of conflicts of laws.  If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, and such legal action results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred, including, but not limited to, all attorney's fees, court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.  Any suit, action or proceeding with respect to this Warrant shall be brought in the state or federal courts located in Bergen County, New Jersey.  The parties hereto hereby accept the exclusive jurisdiction and venue of those courts for the purpose of any such suit, action or proceeding.  The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Bergen County, New Jersey, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Bergen County, New Jersey, has been brought in an inconvenient forum.

IN WITNESS WHEREOF, this Warrant has been duly executed and the corporate seal affixed hereto, all as of the day and year first above written.

ANYTHING IT INC.

By:	/s/[FORM OF WARRANT]
David Bernstein, Chief Executive Officer

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Exhibit 1

Exercise Agreement

(To be signed only upon exercise of Warrant)

To: AnythingIT Inc.

The undersigned is the Holder of Placement Agent Series [A/B] Warrant No. _______ (the “Warrant”) issued by AnythingIT Inc., a Delaware corporation (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(a)           The Warrant is currently exercisable to purchase a total of ______________ shares of the Company’s Common Stock.

(b)           The undersigned Holder hereby exercises its right to purchase _________________ shares of Common Stock pursuant to the Warrant.

(c)           The Holder shall make payment of the Exercise Price as follows (check one):

☐_______________“Cash Exercise” under Section 1
☐_______________“Cashless Exercise” under Section 1

(d)           If the Holder is making a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(e)           Pursuant to this exercise, the Company shall deliver to the Holder __ shares of the Company’s Common Stock.

(f)           Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ shares of the Company’s Common Stock.

The undersigned requests that certificates for such shares be issued in the name of, and delivered to ______________________________ whose address is _____________________________________.

DATED: _______________________________________________________________________

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

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Exhibit 2

Assignment

FOR VALUE RECEIVED,  , the undersigned Holder hereby sells, assigns, and transfers all of the rights of the undersigned under the within Warrant with respect to the number of shares of Common Stock issuable upon the exercise of such Warrant set forth below, unto the Assignee identified below, and does hereby irrevocable constitute and appoint   to effect such transfer of rights on the books of the Company, with full power of substitution:

                                  Number of Shares
Name of Assignee                                           Address of Assignee                                                                of Common Stock

Dated:	____________________________________
(Signature of Holder)

____________________________________
(Print or type name)

NOTICE: The signature of this Exercise Agreement must correspond with the name as written upon the face of the within Warrant, or upon the Assignment thereof, if applicable, in every particular, without alteration, enlargement or any change whatsoever.

CONSENT OF ASSIGNEE

I HEREBY CONSENT to abide by the terms and conditions of the within Warrant.

_________________________________________
Dated:	(Signature of Assignee)

_________________________________________
(Print or type name)

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